SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 17th day of April, 2014

AMONG:

SILVER PREDATOR CORP., a corporation existing under the laws of the Province of British Columbia having an office at #5 - 5450 Riggins Court, Reno, Nevada, USA 89502

     ("SPD")

AND:

GOLDEN PREDATOR US HOLDING CORP., a company existing under the laws of the State of Nevada and having an office at 1521 North Warren Street, Hayden, Idaho, USA 83835

     ("GPUS")

RECITALS:

A.                   GPUS is the legal and beneficial owner of all of the outstanding common shares (the "SMC Shares") in the capital of Springer Mining Company ("SMC") and all of the outstanding common shares (the "NRC Shares" and together with the SMC Shares, the "Shares") in the capital of Nevada Royalty Corp. ("NRC").

B.                    SPD wishes to purchase, and GPUS wishes to sell, the Shares on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1                 Definitions

                      In this Agreement, including the Recitals and Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

(a)	"Additional Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "D" hereto;

(b)	"Affiliate" has the meaning ascribed to such term in the Securities Act;

(c)	"AMB" means Americas Bullion Royalty Corp., a corporation existing under the laws of the Province of British Columbia;

(d)

"Arrangement" means an arrangement involving Till and AMB under the provisions of Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set forth in the arrangement agreement between Till and AMB dated February 18, 2014, as amended March 25, 2014;

(e)

"Assets" means all assets, contracts, equipment, goodwill and inventory of a Company, and (i) in respect of Springer Mining, includes all tangible things and intangible things owned by Springer Mining as at the Effective Time, and as more particularly described in Schedule "A" to this Agreement; and, (ii) in respect of Nevada Royalty, includes all tangible things and intangible things owned by Nevada Royalty as at the Effective Time, and as more particularly described in Schedule "B" to this Agreement;

(f)	"Business" means, with respect to a Company, the business carried on by the Company;

(g)	"Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the State of Nevada or the Province of British Columbia;

(h)	"Cash Portion" has the meaning ascribed in Section 2.2;

(i)	"Closing" has the meaning ascribed in Section 6.1;

(j)	"Closing Time" has the meaning ascribed thereto in Section 6.1;

(k)	"Commissions" means, collectively, the British Columbia Securities Commission, the Alberta Securities Commission and the Ontario Securities Commission;

(1)	"Companies" means, collectively, Springer Mining and Nevada Royalty, and "Company" means any one of them;

(m)	"Consideration" has the meaning ascribed in Section 2.2;

(n)	"Effective Date" means the date upon which the Arrangement will become effective;

(o)	"Effective Time" means the time on the Effective Date that the Arrangement becomes effective;

(p)

"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, leases, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(q)

"Environmental Laws" means any current federal, state, provincial or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the indoor or outdoor environment, health, safety or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) odour, indoor air, employee exposure, wetlands, pollution, contamination; (iv) and injury or threat of injury to persons or property relating to any Hazardous Substance; or (v) the protection, management or use of surface water or ground water;

(r)	"Exchange" means the TSX Venture Exchange;

(s)	"Financing" means the investment by Till in common shares in the capital of SPD having a value equal to US$1,800,000;

(t)

"GPUS Percentage" means the percentage of the issued and outstanding SPD Shares, on a non-diluted basis owned, directly or indirectly, by GPUS and its Affiliates from time to time. For greater certainty, the GPUS Percentage includes the SPD Shares that will be issued pursuant to the Financing;

(u)	"Hazardous Substances" means any substance, material or waste that is listed, classified or regulated as hazardous, toxic or dangerous pursuant to any Environmental Laws;

(v)	"Letter of Intent" means the letter of intent signed between AMB and SPD dated December 17, 2013 and amended January 17, 2014 providing for, among other things, the purchase of the Shares by SPD;

(w)	"Material Contract" means, with respect to a Company:

(i)	any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

(ii)	any contract that expires, or may be renewed at the option of any person other than the Company so as to expire, more than one year after the date of this Agreement;

(iii)	any debt instrument;

(iv)	any contract for capital expenditures in excess of $10,000 in the aggregate;

(v)	any contract limiting the right of the Company to engage in any line of business or to compete with any other person;

(vi)	any confidentiality, secrecy or non-disclosure contract;

(vii)	any contract pursuant to which the Company leases any real property;

(viii)

any contract pursuant to which the Company leases any personal property involving payments by the Company in excess of $10,000 annually or involving rights or obligations which cannot be terminated without penalty on less than three months' notice;

(ix)	any employment contracts with employees and service contracts with independent contractors that cannot be terminated on 30 days' notice or less by the Company without penalty;

(x)

any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property, misappropriation or violation or warranting the lack thereof; and

(xi)

any other agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment which is or would reasonably be expected to be material to the Business, properties, Assets, operations, condition (financial or otherwise) or prospects of the Company;

(x)	"Nevada Royalty" means Nevada Royalty Corp., a corporation existing under the laws of the state of Nevada;

(y)	"NRC" has the meaning ascribed in Recital A;

(z)	"NRC Shares" has the meaning ascribed in Recital A;

(aa)	"Plan of Arrangement" means the plan of arrangement attached as Schedule A of the Arrangement Agreement;

(bb)	"Public Record" has the meaning ascribed m Subsection 3.2(f) of this Agreement;

(cc)	"Purchase Note" has the meaning ascribed in Section 2.3(a)(ii);

(dd)	"Release" means any release, spill, leak, emission, discharge, leach, dumping, emission, escape or other disposal;

(ee)	"Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "C" hereto;

(fl)	"Securities Act" means the Securities Act (British Columbia), as amended from time to time, and the rules and regulations promulgated thereunder;

(gg)	"Shares" has the meaning ascribed in Recital A;

(hh)	"SMC" has the meaning ascribed in Recital A;

(ii)	"SMC Shares" has the meaning ascribed in Recital A;

(jj)	"SPD Shares" means common shares in the capital of SPD;

(kk)	"Springer Mining" means Springer Mining Company, a corporation existing under the laws of the state of Nevada;

(ll)	"Taylor Mill" means the Taylor Mill property and equipment in White Pine County, Nevada, including 5 onsite unpatented mining claims and water rights;

(mm)	"Till" means Till Capital Ltd. (formerly Resource Holdings Ltd.), an exempt company incorporated under the laws of Bermuda;

(nn)	"Transaction" means the sale of the Shares by GPUS to SPD in exchange for the Consideration in accordance with the terms of this Agreement and all other transactions referred to herein; and

(oo)	"VWAP" means the volume weighted average trading price.

1.2                  Currency

                      All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3                  Best of Knowledge

                      Any reference herein to "the best of the knowledge" of a party will be deemed to mean the actual knowledge of the senior management of the party and the best of the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.4                  Interpretation Not Affected by Headings

                      The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms ''this Agreement", "hereof ', "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.5                  Time of Essence

                      Time will be of the essence hereof 1.6 Schedules

                      The following Schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof:

Schedule "A"	Assets of Springer Mining
Schedule "B"	Assets of Nevada Royalty
Schedule "C"	Royalties
Schedule "D"	Additional Royalties
Schedule "E"	Form of Purchase Note
Schedule "F"	Form of Royalty Grant Agreement
Schedule "G"	Form of Subscription Agreement

ARTICLE 2
PURCHASE AND SALE

2.1                 Purchase and Sale

                      Subject to the terms and conditions herein, GPUS agrees to the sell the Shares to SPD and SPD agrees to purchase the Shares from GPUS.

2.2                 Consideration

                      In consideration of the purchase and sale of the Shares herein contemplated, SPD hereby agrees to pay to GPUS US$5,000,000 (the "Cash Portion") and grant to GPUS the Royalties (together, the "Consideration").

2.3                 Payment of the Cash Portion of the Consideration

(a)	SPD will satisfy the Cash Portion of the Consideration at Closing as follows:

(i)

SPD will pay to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, US $500,000 converted to Canadian dollars at the noon rate of exchange published by the Bank of Canada on the Business Day immediately prior to the Closing Time, by the issue of SPD Shares issued at a deemed price per share equal to the greater of (A) $0.08; and (B) the minimum price permitted by the Exchange.

(ii)

SPD will issue to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, a promissory note in the form attached hereto at Schedule "E" in the principal amount of US$4,500,000 (the "Purchase Note") bearing interest at a rate of 4% (compounded annually) and payable over three years as set forth in the Purchase Note.

(b)

As security for the timely payment of the Purchase Note, SPD will deposit with GPUS, or an Affiliate of GPUS as directed by GPUS in writing, at Closing, the share certificates representing the NRC Shares and SMC Shares, duly endorsed in blank for transfer.

(c)

If at any time prior to satisfaction of the Purchase Note in full, SPD elects (on prior written notice to GPUS) to terminate the Transaction or if SPD fails to make a payment under the Purchase Note when due (subject to a 30 day cure period commencing on the date when such payment is due), then:

(i)

SPD will promptly transfer the NRC Shares and SMC Shares back to GPUS or an Affiliate of GPUS, as directed by GPUS in writing, and represent and warrant to GPUS in substantially the same terms as the representations and warranties given by GPUS in section 3.1 hereof (substituting references to GPUS with references to SPD) provided that SPD shall have no liability to GPUS for any breach of such representations and warranties that existed as of the Effective Time; provided however, that if at such time SPD shall have paid GPUS or its Affiliates an aggregate of not less than US$ l,000,000 of the Cash Portion of the Consideration, SPD will (provided that it is entitled to) promptly and in any event within 45 days (or such longer period of time agreed by GPUS, acting reasonably) cause NRC to transfer the Taylor Mill to SPD, at its direction, immediately prior to, and as a condition of, the transfer of the NRC Shares back to GPUS,

(ii)

SPD will be deemed to have forfeited to GPUS, without compensation, any of the Cash Portion of the Consideration then paid to GPUS (including any SPD Shares issued in satisfaction of the Cash Portion of the Consideration or payment obligations under the Purchase Note as at such date); and

(iii)	GPUS will retain, without compensation to SPD, all of the Royalties and Additional Royalties.

(d)

For the purpose of any US Dollar conversion required to give effect to this Section 2.3, the parties will have reference to the noon rate of exchange published by the Bank of Canada on the Business Day immediately prior to the date of any issue of SPD Shares.

(e)	Until such time as the Purchase Note is paid in full with accrued interest, SPD will not cause or permit:

	(i)	the issuance of, and will ensure that each of NRC and SMC does not issue, any securities of NRC or SMC, respectively; and

	(ii)	the wind up or dissolution of NRC or SMC.

2.4                 Royalties

                      At Closing, SPD will execute in favour of GPUS, or an Affiliate of GPUS as directed by GPUS in writing the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Royalties set forth in Schedule "C".

2.5                 Additional Royalties

                      At Closing, SPD will cause each of Springer Mining and Nevada Royalty, as applicable, to execute in favour of GPUS, or an Affiliate of GPUS as directed by GPUS in writing, the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Additional Royalties set forth in Schedule "D".

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                 Representations and Warranties by GPUS

                      OPUS hereby represents and warrants to SPD at Closing as follows, and acknowledges that SPD is relying upon the accuracy of each such representation and warranty in connection with the completion of the Transaction:

(a)	Corporate Authority and Binding Obligation

OPUS is a corporation duly incorporated and validly subsisting in all respects under the laws of the State of Nevada. OPUS has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of OPUS's obligations under this Agreement. OPUS has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by OPUS and, assuming the due authorization, execution and delivery hereof by SPD, constitutes a legal, valid and binding obligation of OPUS, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(b)	Status, Charter Documents and Licenses

(i)

Each Company is a corporation duly incorporated and validly existing in all respects under the laws of Nevada. Each Company has all necessary corporate power and authority to own, lease or otherwise hold its Assets and to carry on its Business as it is now being conducted and proposed to be conducted.

(ii)

Each Company is duly licensed, registered and qualified as a corporation to do Business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction where it carries on Business.

(c)	Authorized and Issued Capital

(i)

The authorized capital of Springer Mining consists of 20,000 common shares with a par value $1.00 per share of which, a total of 20,000 common shares have been validly issued and are outstanding and are fully paid and non-assessable.

(ii)

The authorized capital of Nevada Royalty consists of 75,000,000 common shares with a par value $0.001 per share of which, a total of 33,617,536 common shares have been validly issued and are outstanding and are fully paid and non-assessable.

(d)	Title to Shares

The Shares are owned by GPUS as the registered and beneficial owner thereof with good title, free and clear of all Encumbrances other than those restrictions on transfer, if any, contained in the articles or by-laws of the relevant Company.

(e)	Shareholder Agreements, Etc.

There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares or any other securities of either Company.

(f)	Assets

(i)

To the best of the knowledge of GPUS, Schedule "A" to this Agreement contains a complete and accurate description of all of the material Assets of Springer Mining and Schedule "B" to this Agreement contains a complete and accurate description of all of the material Assets of Nevada Royalty.

(ii)

Other than the royalties Springer Mining will grant to GPUS as contemplated under this Agreement, Springer Mining is the registered and beneficial owner of the Assets set forth in Schedule "A" and has good and marketable title to such Assets, free and clear of all material Encumbrances.

(iii)

Other than the royalties Nevada Royalty will grant to GPUS as contemplated under this Agreement, Nevada Royalty is the registered and beneficial owner of the Assets set forth in Schedule "B" and has good and marketable title to such Assets, free and clear of all material Encumbrances.

(g)	Non-Reporting Issuer

No Company is a "reporting issuer" in any jurisdiction and its common shares are not listed on any stock exchange or trading facility.

(h)	No Subsidiaries

No Company has any subsidiaries.

(i)	Licenses

To the best of the knowledge of GPUS, all licenses and permits required for the conduct of the Business of each Company have been obtained and are in good standing.

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(j)	No Other Purchase Agreements

No person has any agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

	(i)	the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares of either Company or any securities of either Company; or

	(ii)	the purchase from GPUS of any of the Shares.

(k)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof, to the best of the knowledge of GPUS, OPUS is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by GPUS, in connection with the execution, delivery or performance by GPUS of this Agreement or the completion of any of the transactions contemplated herein.

(1)	Compliance with Charter Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or material breach of or material default under, or cause the acceleration of any obligations of either Company under:

(i)	any term or provision of any of the constating documents of the Company or any director or shareholder minutes; or

(ii)

the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which any of the Company, or OPUS is a party or by which any of them is bound; or

(iii)	any term or provision of any order or decree of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction.

(m)	Corporate Records

To the best of the knowledge of GPUS, the corporate records and minute books of each Company, all of which have been provided to SPD, contain complete and accurate minutes of all meetings of the directors and the shareholder of the Company, at which resolutions were passed held since its incorporation, and signed copies of all resolutions, articles and by-laws duly passed or confirmed by the directors or the shareholder of the Company, other than at a meeting.

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(n)	Tax Returns

All tax returns required to be filed by or on behalf of each Company have been duly filed on a timely basis and such tax returns are true, complete and correct in all material respects. All taxes shown to be payable on the tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are payable by either Company with respect to items or periods covered by such tax returns.

(o)	Financial Records

All material financial transactions of each Company have been recorded in the financial books and records of each such Company in accordance with good business practice. No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(p)	Liabilities

There are no material liabilities (contingent or otherwise) and, to the best of the knowledge of GPUS, there is no basis for assertion against either Company of any liabilities of any kind or in respect of which either Company may become liable on or after the consummation of the transactions contemplated by this Agreement other than liabilities specifically disclosed to SPD in writing before the date hereof.

(q)	Material Contracts

No Company is a party to any Material Contracts.

(r)	Litigation

There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of GPUS or either Company) pending or, to the best of the knowledge of GPUS, threatened, by or against or affecting either Company, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(s)	Environmental Matters

(i)

To the best of the knowledge of GPUS, the operation of the Business, the property and assets owned or used by each Company and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. To the best of the knowledge of GPUS, each Company has complied with all reporting and monitoring requirements under all Environmental Laws. No Company has received any notice of any non-compliance with any Environmental Laws, and there is no reasonable basis upon which either Company could become, responsible for any material clean up or corrective action under any Environmental Laws.

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(ii)

Each Company has obtained all permits, certificates, approvals, registrations and licenses necessary to conduct the Business as it now exists, and to own, use and operate its properties and assets in compliance with all Environmental Laws.

(iii)

To the best of the knowledge of GPUS, there are no Hazardous Substances located on or in any of the properties or assets owned or used by either Company and no Release of any Hazardous Substances has occurred on or from the properties and assets of either Company or has resulted from the operation of the Business and the conduct of all other activities of either Company. No Company has used any of its properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and no real property has been or is being used as a landfill or waste disposal site.

(iv)

To the best of the knowledge of GPUS, there are no past, present or, future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by either Company with the Environmental Laws as in effect on the date hereof or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by either Company of any Hazardous Substances.

(v)	To the best of GPUS' knowledge, no Company has ever conducted or had conducted an environmental audit, assessment or study of any of its properties or assets.

(t)	Tax Liabilities

To the best of GPUS' knowledge, no Company has any tax liabilities.

3.2                  Representations and Warranties by SPD

                      SPD hereby represents and warrants to GPUS at Closing as follows, and confirms that GPUS is relying upon the accuracy of each of such representation and warranty in connection with the completion of the Transaction:

(a)	Corporate Authority and Binding Obligation

SPD is a corporation duly incorporated and validly subsisting in all respects under the laws of the Province of British Columbia. SPD has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of SPD's obligations under this Agreement. SPD has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by SPD and, assuming the due authorization, execution and delivery hereof by GPUS, constitutes a legal, valid and binding obligation of SPD, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

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(b)	Reporting Issuer

SPD is a reporting issuer in the Provinces of British Columbia, Alberta and Ontario and its common shares are posted and listed for trading on the Exchange. There are no orders suspending the sale or ceasing the trading of any securities issued by SPD and no proceedings for such purpose are pending or, to the knowledge of SPD, threatened.

(c)	Share Capital

SPD's authorized share capital consists of an unlimited number of common shares without par value of which, as at the date hereof, there are 72,498,692 common shares issued and outstanding as fully-paid and non-assessable. Any SPD Shares issued pursuant to Section 2.3(a)(i) or under the terms of the Purchase Note will, when issued, be validly issued as fully paid and non-assessable.

(d)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof, SPD is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by SPD in connection with the execution, delivery or performance by SPD of this Agreement or the completion of any of the transactions contemplated herein.

(e)	Compliance with Constating Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by SPD, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or breach of or material default under or cause the acceleration of any obligations of SPD under or cause the acceleration of any obligations of SPD under:

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(i)	any term or provision of any of its notice of articles, articles or other constating documents of SPD or any director or shareholder minutes;

(ii)	the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which SPD is a party or by which it is bound, or

(iii)

any term or provision of any licenses, registrations or qualification of SPD or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

(f)	Public Disclosure

As of their respective dates, all information and materials filed by SPD with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January 1, 2012 to the date hereof (collectively, the "Public Record") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements.

(g)	Subsequent Events; Investment Information

Subsequent to the respective dates as of which information is given in the Public Record, there has been no material adverse change, or any fact known to SPD and not disclosed to GPUS that could reasonably be expected to result in a material adverse change in the condition of the assets, liabilities, operations, activities, earnings, affairs or financial position of SPD.

(h)	Corporate Records

The corporate records and minute books of SPD contain complete and accurate minutes of all meetings of the directors and shareholders of SPD at which resolutions were passed held since its incorporation, and signed copies of all resolutions duly passed or confirmed by the directors or shareholders of SPD other than at a meeting. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of SPD are complete and accurate.

(i)	Litigation

There is no suit, action, litigation, investigation, claim, complaint or proceeding before any governmental authority in progress or pending or, to the best of the knowledge of SPD, threatened against or relating to SPD which, if determined adversely to it, would prevent SPD from fulfilling all of its obligations set out in this Agreement or arising from this Agreement, and, to the best of the knowledge of SPD, there is no existing ground on which any such action, suit, litigation or proceeding might be commenced with any likelihood of success. There is not presently outstanding against SPD any cease trade order, judgment, decree, injunction, or rule or order of any governmental authority.

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3.3                  Survival of Warranties by GPUS

                      The representations and warranties made by GPUS and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of SPD or any other person or any knowledge of SPD or any other person, will continue in full force and effect for the benefit of SPD for a period of 12 months from the Effective Date.

3.4                  Survival of Warranties by SPD

                      The representations and warranties made by SPD and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of GPUS or any other person or any knowledge of GPUS or any other person, will continue in full force and effect for the benefit of GPUS for a period of 12 months from the Effective Date.

ARTICLE 4
COVENANTS

4.1                  Sale, Option or Joint Venture of Assets or Shares

                      Excepting only the grant of royalties by each of Springer Mining and Nevada Royalty to GPUS as contemplated under this Agreement, until such time as the Purchase Note is paid in full, SPD shall not sell, assign, transfer, joint venture, option or in any way encumber any of the NRC Shares or the SMC Shares or any of the Assets (and shall not enter into any binding agreement in respect thereof), without obtaining the prior written consent of GPUS, such consent not to be unreasonably withheld, conditioned or delayed.

4.2                  Nominee Rights

                      So long as the GPUS Percentage is at least: (a) 20%, GPUS, or a GPUS Affiliate, as directed by GPUS, will have the right to nominate two appointees to the board of directors of SPD; and (b) at least 10% but less than 20%, GPUS, or a GPUS Affiliate, will have the right to nominate one appointee to the board of directors of SPD.

4.3                  Pre-Emptive Rights

(a)

After the Closing and for so long as the GPUS Percentage is at least 15%, if SPD proposes to issue pursuant to a private placement any common shares or securities that are convertible into, exchangeable for or exercisable to acquire Common Shares ("New SPD Securities"), GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will be entitled (but not required) to concurrently purchase up to such number of New SPD Securities ("Participation Right Securities") that will enable GPUS, or a GPUS Affiliate, as directed by GPUS in writing, to maintain the GPUS Percentage in effect immediately prior to such private placement, on the same terms and at the same price at which the New SPD Securities are issued to other person(s) ("Third Party Purchasers"), subject to the approval of the Exchange.

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(b)	SPD will give GPUS, or a GPUS Affiliate, as directed by GPUS in writing, written notice of any proposed issuance of New SPD Securities at least 10 Business Days prior to the proposed date of issuance thereof. Such notice will set out the material terms of the proposed issuance, including the proposed issue price.

(c)

Within five Business Days following receipt of the notice contemplated in Section 4.3(b), GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will provide written notice to SPD of the number of New SPD Securities it intends to purchase in connection with the proposed transaction. If SPD does not receive any notice from GPUS, or a GPUS Affiliate, as directed by GPUS in writing, within such five Business Day period referred to in this Section 4.3(c), GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will be deemed to have waived its rights to acquire any New SPD Securities under this Section 4.3 and SPD will be entitled, within the period of 90 days following the expiry of such five Business Day period, to complete the proposed issuance of New SPD Securities to the Third Party Purchasers on terms and conditions no less favourable to SPD than those contained in the notice provided to GPUS, or a GPUS Affiliate, as directed by GPUS in writing, pursuant to Section 4.3(b). If no such transaction is completed within such 90 day period, SPD will be required to again comply with the provisions of this Section 4.3 before completing such transaction.

(d)

If SPD receives within the five Business day period referred to in Section 4.3(c) written notice from GPUS, or a GPUS Affiliate, as directed by GPUS in writing, that it wishes to purchase some or all of the New SPD Securities which it is entitled to purchase under Section 4.3(a), then subject to the approval of the Exchange (which SPD will use reasonable commercial efforts to promptly obtain) and any shareholder approvals which may be required under applicable laws, SPD will be obligated to issue to GPUS (or an Affiliate of GPUS as directed by GPUS in writing), and GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will be obligated to purchase from SPD, such New SPD Securities concurrently with the completion of the issuance of such New SPD Securities to the Third Party Purchasers.

(e)

Nothing in this Section 4.3 will provide GPUS, or a GPUS Affiliate, as directed by GPUS in writing, with any rights to acquire any securities of SPD which are being issued (i) solely as consideration for the acquisition by SPD or its Affiliates of assets from persons dealing at arm's length to SPD and not as a financing transaction for SPD, (ii) under any equity compensation plan in respect of directors, officers, employees or consultants of SPD or (iii) upon the exercise of other outstanding convertible securities of SPD.

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(f)

SPD will use commercially reasonable efforts to obtain any and all approvals of the Exchange and the shareholders of SPD under the rules of the Exchange or any other applicable laws in order for GPUS, or a GPUS Affiliate, as directed by GPUS in writing, to obtain the full benefit of its rights under this Section 4.3 to purchase Participation Right Securities.

4.4                 Public Disclosure; Confidentiality

(a)

Unless and until the transactions contemplated in this Agreement will have been completed, except with the prior written consent of the other party, each party and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party and all information concerning the Company in strictest confidence, except such information and documents already available to the public or as are required to be filed or disclosed by applicable law.

(b)

All such information and documents in any form or medium whatsoever concerning the Company, including but without limitation copies thereof and derivative materials made therefrom will be delivered to GPUS, or an Affiliate of GPUS, as directed by GPUS, in the event that the Shares are transferred back to GPUS or an Affiliate of GPUS, as directed by GPUS in writing, destroyed in the event that the transactions provided for in this Agreement are not completed.

ARTICLE 5
CONDITIONS

5.1                  Mutual Conditions Precedent

                      The respective obligations of the parties hereto to consummate the transactions and deliver the documents contemplated hereby are conditional on the satisfaction or waiver of all conditions precedent in the Arrangement Agreement which condition is for the benefit of both GPUS and SPD and may not be waived.

ARTICLE 6
CLOSING

6.1                  Effective Time

                        The parties will complete the transactions contemplated hereby ("Closing") on the Effective Date at the time set out in the Plan of Arrangement (the "Closing Time").

6.2                  Deliveries on Closing

                        At Closing:

(a)	GPUS will deliver to SPD:

	(i)	the share certificates representing the Shares, duly endorsed for transfer to SPD or to an Affiliate of SPD, as directed by SPD;

- 18

(ii)	a subscription agreement in respect of the Financing in the form attached hereto as Schedule "G", duly executed by Till or an Affiliate of Till;

(iii)	all books, minute books, records and accounts of each Company and any other information necessary for SPD to operate and manage the Business of each Company;

(iv)	a certified copy of a resolution of the directors of GPUS authorizing the execution of this Agreement and the completion of the transactions contemplated hereby;

(v)	a certified copy of a resolution of each Company approving the transfer of the Shares from GPUS to SPD or to an Affiliate of SPD, as directed by SPD;

(vi)	a certified copy of a resolution of Till approving the Financing; and

(vii)	such other documents as may be required by SPD's legal counsel, acting reasonably.

(b)	SPD will deliver to GPUS:

(i)

a share certificate of SPD registered in the name of GPUS or an Affiliate of GPUS, as directed by GPUS, for the number of the SPD Shares which SPD issues at Closing in accordance with Section 2.3(a)(i);

(ii)

a certified copy of a resolution of the directors of SPD authorizing the execution of this Agreement and the transactions contemplated hereby, including the allotment and issuance of the SPD Shares issued pursuant to Section 2.3(a)(i);

(iii)	the Purchase Note, duly executed by SPD in favour of GPUS or an Affiliate of GPUS, as directed by GPUS;

(iv)	share certificates representing the NRC Shares and SMC Shares, duly endorsed in blank for transfer, in accordance with Section 2.3(b);

(v)	the royalty transfer agreements in respect of each of the Royalties, duly executed by SPD in accordance with Section 2.4;

(vi)	the royalty transfer agreements in respect of each of the Additional Royalties, duly executed by each of NRC or SMC, as applicable, in accordance with Section 2.5; and

(vii)	such other documents as may be required by GPUS's legal counsel, acting reasonably.

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6.3                 Closing Arrangements

                      Subject to the terms and conditions hereof, the Transaction will be closed at the Closing Time at the Vancouver offices of Stikeman Elliott LLP or at such other place or places as may be mutually agreed upon by GPUS and SPD.

ARTICLE 7
GENERAL PROVISIONS

7.1                 Further Assurances

                      Each of GPUS and SPD hereby covenant and agree that at any time and from time to time after the Effective Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement including, without limitation, any documents required to comply with securities or stock exchange requirements.

7.2                  Notices

                      Any notice required or permitted to be given under this agreement will be given in writing and transmitted by facsimile or other electronic transmission or delivered by one party to the other (the "Recipient") at the address indicated below and will be deemed to have been given on the day on which it is delivered or sent by facsimile or other electronic transmission, provided that such day is a Business Day in the city in which the recipient is located and such notice is so delivered or sent by facsimile prior to 5:00 p.m. (local time of the Recipient). If a notice is not delivered or sent on a Business Day or is delivered or sent on or after 5:00 p.m. on such day, it will be deemed to be given on the next Business Day thereafter.

lf to Silver Predator Corp.:

5450 Riggins Court, #5
Reno, Nevada USA 89502
Attention: Nathan Tewalt, CEO
(Fax): (775) 284-1275
Email: ntewalt@silverpredator.com

If to Golden Predator US Holding Corp.

11521 North Warren Street
Hayden, Idaho 83835
Attention: William Sheriff, Chairman & CEO
Fax: (208) 635-5465
Email: wms@aubullion.com

with a copy to

11521 North Warren Street

Hayden, Idaho 83835
Attention: Timothy Leybold, CFO
Fax: (208) 635-5465
Email: tleybold@aubullion.com

7.3                 Governing Law

                     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

7.4                  Expenses of Parties

                      Each of the parties hereto will bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, and financial advisors.

7.5                  Assignment

                      No party hereto may assign its rights or obligations under this Agreement, without the consent of the other party hereto. SDP hereby consents to the assignment by GPUS to an Affiliate of GPUS of its rights and obligations hereunder, which rights and obligations GPUS will assign an Affiliate promptly following Closing.

7.6                  Successors and Assigns

                      This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.7                  Entire Agreement

                      This Agreement and the Schedules hereto constitutes the entire agreement, and supersedes all other prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof, including the Letter of Intent. None of the parties hereto will be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Effective Time pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Effective Time, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

7.8                  Waiver

                      Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Effective Time; provided, however, that such waiver must be evidenced by written instrument duly executed on behalf of such party.

7.9                  Amendments

                        No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

7.10                Counterparts

                       This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

SILVER PREDATOR CORP., by the authorized signatory:

/s/ Nathan A. Tewalt
Authorized Signatory
Name: Nathan A. Tewalt
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

GOLDEN PREDATOR US HOLDING CORP., by its authorized signatory:

/s/ Timothy P. Leybold
Authorized Signatory
Name: Timothy P. Leybold
Title: Treasurer and Chief Financial Officer

SCHEDULE "A"

ASSETS OF SPRINGER MINING

  Fee land of approximately 3,756 acres in Pershing County, NV
  All underground mine and surface mill equipment at the Springer mine property in Pershing County, NV, including water and air pollution control permits, tailings/water dam and pond permits, and industrial water rights permits
  340 unpatented lode mining claims in Pershing County, NV
  25 placer mineral claims in Pershing County, NV
  Copper King Tungsten property consisting of 7 unpatented and 9 patented mining claims in Pershing County, NV

SCHEDULE "B"

ASSETS OF NEVADA ROYALTY

  Taylor Mill property and equipment in White Pine County, NV, including 5 onsite unpatented mining claims and water rights
  Rumbolt Mill site in Pershing County, NV
  Tempo property consisting of approximately 200 unpatented mining claims in Lander County, NV
  Modoc property consisting of an 85% interest in 114 unpatented mining claims in Lander County, NV
  Guild/Skipjack property consisting of 74 unpatented mining claims in Nye County, NV
  Lewiston property consisting of 175 unpatented and 3 patented owned claims, and 8 patented and 10 unpatented leased claims in Fremont County, WY
  Yankee West property consisting of 107 unpatented mining claims in White Pine County, NV
  Flamingo property consisting of 68 unpatented mining claims in Nye County, NV
  Aphro Claim group consisting of 17 unpatented mining claims in Nye County, NV,

SCHEDULE "C"

ROYALTIES

SPD will grant royalties to OPUS, or an Affiliate of OPUS as directed by OPUS in writing, on each of the following properties and in the following amounts; provided, however, that all NPI will be calculated after any NSR payment, such that any NSR payments are allowable expenses when calculating NPI:

Taylor	1.0%NPI
Treasure Hill	0.5% NPI
Cordero	1.0%NPI
Copper King, ID	1.0% NPI or 1.0% NSR
McBride, Manitoba	1.0% NSR (Sypher Rscs)
Illinois Creek, Alaska	1/3 of any NSR or NPI currently owned by SPD or granted to SPD in the future.

SCHEDULE "D"

ADDITIONAL ROYALTIES

SPD will cause Nevada Royalty to grant royalties to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, on each of the following properties and in the following amounts:

Flamingo	2.0% NSR
Modoc (85%)	2.0% NSR
Tempo	2.0% NSR
Yankee West	1.0%NSR
Guild/Skipjack	2.0% NSR
Lewiston WY	1.0%NSR
Aphro	2.0% NSR

SPD will cause Springer Mining to grant royalties to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, on each of the following properties and in the following amounts:

Springer	2.0% NSR
Copper King	2.0% NSR

SCHEDULE "E"

FORM OF PURCHASE NOTE

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY TIDS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 18, 2014.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE AUGUST 18, 2014.

SILVER PREDATOR CORP.

PROMISSORY NOTE

Date of Issue: April 17, 2014	Amount: US$4,500,000

Silver Predator Corp. (the "Company"), for value received, promises to pay to Resource Re Ltd. (the "Holder"), the principal sum of US$4,500,000 (the "Principal Amount"), plus simple interest accruing from the date of issue until paid at a rate of 4% per annum.

This Promissory Note (the "Note") is made pursuant to the share purchase agreement dated the date hereof between the Company and Golden Predator US Holding Corp. (the "Share Purchase Agreement"). Unless otherwise defined, capitalized terms used in this Note have the meanings assigned to them in the Share Purchase Agreement. If there is a conflict or inconsistency between this Note and the Share Purchase Agreement, the Share Purchase Agreement will prevail to the extent of that conflict or inconsistency.

1.        Principal and Interest

The outstanding Principal Amount and the accrued but unpaid interest (the "Interest") shall become due and payable as follows (each, a "Payment Due Date"):

(a)	Principal Amount of US$1,000,000 on April 17, 2015;

(b)	Principal Amount of US$1,500,000 on April 17, 2016; and

(c)	Principal Amount of US$2,000,000 on April 17, 2017,

in each case plus Interest accumulated as at such date.

All payments under this Note shall be made in the lawful money of Canada. The Company may prepay all or any part of the Note at any time without penalty, bonus or charges. All payments shall first be applied to the Interest and thereafter to the outstanding Principal Amount. All payments of Interest, whether in cash, or in shares pursuant to section 2, will be net of applicable Canadian withholding tax, if any.

2.        Payment of Principal Amount and Interest in Common Shares

Subject to the receipt of any required regulatory approvals and the other provisions of this Note the Company may, at its option provided that its common shares are then listed on the Toronto Stock Exchange or the TSX Venture Exchange, and not subject to any cease trade order or suspension or halt in trading, in exchange for or in lieu of paying the portion of the Principal Amount and/or any Interest due on each Payment Due Date (or any other pre-payment date) solely in money, elect to satisfy its obligation to pay such portion of the Principal Amount and/or any Interest by issuing and delivering to the Holder on the date of payment (the "Common Share Payment Date") that number of fully paid common shares in the capital of the Company ("Common Shares") obtained by dividing such portion of the Principal Amount and/or any Interest that the Company elects to pay in Common Shares by the Common Share FMV (the "Common Share Payment Right").

For the purposes of the foregoing, the "Common Share FMV" shall be the greater of: (a) subject to the Available Discount (as defined below), the volume weighted average trading price ("VWAP") of the Common Shares on the TSX Venture Exchange (or such other stock exchange on which the Common Shares may at such time be trading) for the 14 trading days immediately preceding the date which is two days before the Common Share Payment Date; and (b) CAD$0.05.

The VWAP of the Common Shares will be subject to a 10% discount in the event the VWAP is at least CAD$0.36 but less than CAD$0.75, and a 15% discount in the event the VWAP is CAD$0.75 or more (the "Available Discount").

Any amount payable by the Company to the Holder pursuant to the terms of this Note that is paid in Common Shares in accordance with the Company's Common Share Payment Right will be deemed to be paid and satisfied in full as of the Common Share Payment Date. The Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Company of its Common Share Payment Right effective immediately after the close of business on the Common Share Payment Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter. As soon as practicable following the Common Share Payment Date, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Common Shares to which the Holder shall be entitled pursuant to this Section 2. The Holder acknowledges and agrees that this Note and any securities acquired upon conversion pursuant to this Section 2 will be subject to such trade restrictions as may be imposed by operation of applicable securities rules and that the Company will be required to legend the certificates representing such securities with those restrictions.

3.        Fractional Shares

The Company shall not be required to issue fractional Common Shares upon the payment of any portion of this Note in Common Shares pursuant to Section 2. If any fractional interest in Common Shares would, except for the provisions of this Section 3, be issuable upon the payment of any amount of this Note, the number of Common Shares issued upon such payment shall be rounded down to the next whole number of Common Shares and the Company shall not be required to make any payment in lieu of delivering any certificates of such fractional interest.

4.        Adjustment and Anti-dilution Rights

If, prior to repayment of this Note, the Company undertakes any reclassification of, or other change in (including a change resulting from consolidation or subdivision) the outstanding Common Shares other than the Consolidation; or in case of any issue of Common Shares (or securities convertible into Common Shares) to all or substantially all of the holders of its outstanding Common Shares by way of a stock dividend or other distribution of assets or securities; the number of Conversion Shares to be issued under Section 2 shall, after such reclassification, change, issue, distribution or dividend, be equal to the number of shares or other securities or property of the Company, to which the Holder would have been entitled to upon such reclassification, change, distribution or dividend. The Common Share FMV in effect on the Common Share Payment Date of any such subdivision, redivision or on the record dated for such issuance of the Common Shares by way of a stock dividend or other distribution of assets or securities, as the case may be, shall be decreased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction. The Conversion Price in effect on the Common Share Payment Date of any such reduction, combination or consolidation of the Common Shares, shall be increased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction.

The Company covenants with the Holder that so long as this Note remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Section 4 which may give rise to an adjustment in the number of Common Shares issuable under Section 2 herein and such notice must specify the particulars of such event and the record date and the effective date for such event. The Company shall give such notice to the Holder not less than ten business days in each case prior to such applicable record date.

5.        Transfer of Note - Restrictions on Transfer

This Note may not be transferred or assigned without the consent of the Company, which consent will not be unreasonably withheld by the Company; provided however that the Holder may transfer or assign this Note to an affiliate (as defined in the Securities Act (British Columbia) of the Holder without the consent of the Company. The Company shall not be required to consent to the transfer of this Note to a person that is either a non-resident person or a partnership that is not a "Canadian Partnership" each for the purposes of the Income Tax Act (Canada). If consented to by the Company, this Note may be transferred only in compliance with applicable securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. A new Note for like Principal Amount will be issued to, and registered in the name of, the transferee.

6.        No Impairment

Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its articles or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

7.        Miscellaneous

(a)	The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

(b)	This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein.

(c)

Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both the Company and the Holder.

(d)	This Note shall be governed by and construed under the laws of the Province of British Columbia.

(e)	The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

(f)

If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Remainder of page left intentionally blank; signature page follows.]

SILVER PREDATOR CORP.

Per: _________________________________________________
       Authorized Signatory

SCHEDULE "F"

FORM OF ROYALTY GRANT AGREEMENT

No APN's - no transfer of title
Deed of Royalties Only

Recorded at the request of
and when recorded return to:

The undersigned affirms that this document
does not contain the personal information of any person.

Deed of Royalties

This Deed of Royalties ("Deed") is made and entered into effective this               , day of               , 2014 from               , a corporation ("               "), to               , a corporation ("               ").

Recitals

                   , a company incorporated under the laws of <        ("               "), and        , a corporation incorporated under the laws of , are parties to the Share Purchase Agreement dated               , 2014 (the "Sale Agreement") pursuant to which               agreed to grant to               the "Net Profits Royalty" (as defined herein) in the properties more particularly described in Exhibit A (hereinafter the "NPI Properties") and the "Net Smelter Royalty" (as defined herein) in the properties more particularly described in Exhibit B (hereinafter the "NSR Properties") (together with the Net Profits Royalty, the "Royalties") attached to and by this reference incorporated in this Deed (collectively the "Properties" and each individually a "Property").

            All capitalized words not otherwise defined shall have the respective meanings set forth in Exhibit C.

                     desires to grant to                      the Royalties provided for in the Sale Agreement.

            In consideration of the sum of ten dollars ($10.00), the receipt of which is acknowledged, and the parties' rights and obligations under the Sale Agreement, the parties agree as follows:

1.        Net Profits Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assi s and successors, to pay to < , and <@>'s assigns and successors, a production royalty of % of the Net Profits of the Properties payable after the commencement of Commercial Production from the <@> Properties the "Net Profits Royalty"). For greater certainty, the Net Profits Royalty encumbers the Properties separately, and the Net Profits Royalty in respect of the <@> Properties shall encumber, and shall only be payable from, the Net Profits to which <@> is entitled in respect of the <@> Properties and shall not encumber any other claims.

            1.1        Calculation of Royalty. If and for so long as the Net Profits Royalty is payable in respect of the Properties, <@> shall calculate, as of the end of each calendar quarter ending after the date of commencement of Commercial Production on each of the <@> Properties, the Gross Revenue, Expenditures and Net Profits for each of the <@> Properties for such quarter.

            1.2        Arm's Length. Notwithstanding the definitions of Gross Revenue and Expenditures, if, in respect of the <@> Properties:

(a)	sales of ore, minerals or other products extracted or produced from the <@> Properties are made to;

(b)	receipts are paid by or receivables are payable by; or

(c)	costs, charges, obligations, liabilities and expenses paid or payable by <@>, <@> US and their respective affiliates to,

a person not at arm's length to <@>, the amount to be added to Gross Revenue for the <@> Properties in respect of such sales, receipts or receivables or to be added to Expenditures in respect of such costs, charges, obligations, liabilities and expenses shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or of the subject matter of the receipts, receivables, costs, charges, obligations, liabilities and expenses at the time.

            1.3        Payment of Net Profits Royalty. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties:

(a)	deliver to <@> a statement, showing in reasonable detail the calculation of Gross Revenue, Expenditures and Net Profits for the <@> Properties for such quarter; and

(b)	pay to <@> the Net Profits Royalty for such quarter.

            1.4        Carrying Forward of Losses. Any amount by which the aggregate of the Expenditures for the <@> Properties in any calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties, exceeds Gross Revenue for the <@> Properties for such quarter shall, together with any negative balance carried forward from the previous quarter (as long as such quarter ended after the date of commencement of Commercial Production), be carried forward for deduction from Gross Revenue for the purpose of determining the Net Profits for the <@> Properties for the immediately succeeding quarter.

            1.5        Year End Adjustment. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 120 days of the end of each calendar year ending after the date of commencement of Commercial Production on the <@> Properties, deliver to <@> a statement of the Gross Revenue, Expenditures and Net Profits for such calendar year, and contemporaneously with the delivery of such statement an appropriate adjustment shall be made with respect to the royalty payments made by <@> pursuant to Paragraph 1.3(b) above and <@> shall pay to <@> any amount payable by reason of the Net Profits disclosed in such statement.

            1.6        Access and Audit. For the purpose of verifying any statement of Net Profits for the <@> Properties delivered by <@> to <@> hereunder, <@> agrees that <@> and its authorized representatives shall, at all reasonable times, have full and free access to the books, accounts and records of <@> dealing with all aspects and elements of Gross Revenue and Expenditures for the <@> Properties, and <@> grants to <@> the right at any time to have the Gross Revenue, Expenditures and Net Profits for such Property determined and audited by a chartered accountant selected by <@>. <@> shall pay, on demand by <@>, any deficiency shown to be due by any such audit and, if the statement of Net Profits for the <@> Properties in respect of any period is found by such audit to be understated by more than 5%, <@> shall also reimburse <@> for the costs of the audit.

2.        Net Smelter Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assi s and successors, to pay to <@>, and <@>'s assigns and successors, a production royalty of % of the Net Smelter Returns from the production or sale of minerals from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property (the "Net Smelter Royalty"). For greater certainty, the Net Smelter Royalty encumbers each of the <@> Properties separately and the Net Smelter Royalty in respect of anyone Owned Property shall encumber, and shall only be payable from, the Net Smelter Returns to which <@> is entitled in respect of that < Property and shall not encumber any other claims. The Royalties shall be non-administrative, nonexecutive, non- participating and nonworking mineral production royalties.

            2.1        Royalty on Property. The Royalties shall burden and run with the Properties, as applicable, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Properties. On amendment, conversion to a lease or other form of tenure, relocation or patenting of any of the unpatented mining claims which comprise all or part of the Properties, <@> agrees and covenants to execute, deliver and record in the office of the recorder of the county in which all or any part of the Properties are situated an instrument by which <@> grants to <@> the Royalties and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

            2.2        Notice of Commencement of Commercial Production. <@> shall provide <@> with written notice of the date of commencement of Commercial Production on any of the Properties within ten days after the occurrence of such date.

            2.3        Payment of Net Smelter Royalty. <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on any of the <@> Properties:

(a)

deliver to <@> a statement, showing in reasonable detail the calculation of Net Smelter Returns for such Owned Property for such quarter together with documentation supporting the proceeds and payments underlying such calculation; and

(b)	pay <@> the Net Smelter Royalty in respect of such Owned Property for such quarter.

            2.4        Arm's Length. Notwithstanding the definition of Net Smelter Returns, if the proceeds from the sales of ore, minerals or other products extracted or produced from any of the <@> Properties are paid to a person not at arm's length to <@>, or the payments deductible from proceeds are paid to a person not at arm's length to <@>, the amount to be added to or deducted from Net Smelter Returns for such Owned Property in respect of such sales or payments shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or to <@> of the subject matter of the payments at the time.

            2.5        Audit. <@> shall have the right, within 90 days after the delivery to <@> of the annual audited financial statements of <@> Parentco for each fiscal year during which Commercial Production from any of the <@> Properties exists to request an audit of any of the Net Smelter Royalty calculations for the previous year by <@> Parentco's public auditors, after which time period <@>'s calculations shall be deemed to be correct. The cost of such audit shall be paid by <@> unless the audit reveals that the amount paid on account of the Net Smelter Royalty for the fiscal year in question was more than 5% less than that calculated as being due by the auditor, in which case the cost of such audit shall be paid by <@>.

3.        Interest on Unpaid Amounts. If <@> shall fail to pay any amount when due under this Deed, the unpaid amount shall bear interest from the due date thereof to the date of payment at the annual rate equal to the Prime Rate plus [3%], calculated and payable monthly.

4.        Commingling. Subject to <@> obtaining any necessary consents or agreements of the owners of the <@> Properties <@> shall have the right to commingle any ores, minerals or mineral products from any of the Properties with ores, minerals and mineral products produced from other properties, provided that such commingling is accomplished after such ores, minerals or mineral products have been weighed or measured and sampled in accordance with sound mining and metallurgical practices. Any Royalty due hereunder shall be determined by equitable allocation between ores, minerals and mineral products from any of the Properties and ores, minerals and mineral products from other properties in accordance with sound accounting and metallurgical practices. Before the commencement of Commercial Production from any of the Properties that would involve commingling, <@> shall present and explain the commingling procedures that will be used to <@> and give reasonable consideration to any concerns raised by <@>. Accurate records of tonnage, volume of products, analyses of products, weight, assays of metal content, sales, and other records necessary for the computation of any Royalty due hereunder shall be kept by <@>, and such shall be available for inspection by <@>, at <@>'s sole expense, as applicable, at all reasonable times. In any dispute regarding the amount of any Royalty payable, the foregoing shall not alter the common law principles applicable to commingling regarding fair dealing and the burden of proof relating to the calculations of royalties payable.

5.        General Provisions.

            5.1        Entire Agreement. This Deed and the Sale Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

            5.2        Additional Documents. The parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

            5.3        Binding Effect. All of the covenants, conditions, and terms of this Deed shall bind and inure to the benefit of the parties and their successors and assigns.

            5.4        No Partnership. Nothing in this Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership or other partnership relationship between the parties.

            5.5        Governing Law and Forum Selection. This Deed is to be governed by and construed under the laws of the State of Nevada. Any action or proceeding concerning the construction, or interpretation of the terms of this Deed or any claim or dispute between the parties shall be commenced and heard in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe, Reno, Nevada.

            5.6        Severability. If any part, term or provision of this Deed is held by a court of competent jurisdiction to be illegal or in conflict with any laws or regulations, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Deed did not contain the particular part, term or provision held to be invalid.

            5.7        Notices. Any notices required or authorized to be given by this Deed shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section. Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee's local time shall be deemed delivered the next day.

If to <@>:

If to <@>.:

This Deed is effective                     , of                      , 2014.

By:     _________________________________________________________________
           Authorized Signatory
           Name:
           Title:

This Royalty Deed was executed before me on _____________________________, by < , Chief Financial Officer and Treasurer of <

_________________________________________________
Notary Public

My commission does not expire.

Exhibit A

<@> Properties

PROPERTY

The following      [NTD: insert property description]

Claim Name	BLM#
<@>

PROPERTY

The following      [NTD: insert property description]

Claim Name	BLM#
<@>

Exhibit B

<@> Properties

PROPERTY

The following claims      [NTD: insert property description]:

Claim Name	BLM#
<@>

PROPERTY

The following claims      [NTD: insert property description]:

Claim Name	BLM#
<@>

Exhibit C

Defined Terms

1.	"Claims" means the mining claims that comprise the Properties.

2.

"Commercial Production" means, and is deemed to have been achieved, in respect of any of the Claims when the concentrator processing ores, for other than testing purposes, has operated for a period of 30 consecutive production days at an average rate of not less than 60% of the projected production rate specified in a feasibility study recommending placing any of the relevant Claims in commercial production or other production plan being pursued or, if a concentrator is not erected on such Claims, when ores have been produced for a period of 30 consecutive production days at the rate of not less than 60% of the mining rate specified in a feasibility study recommending placing such Claims in commercial production, but specifically excludes the milling of ores for the purpose of testing or milling (to a maximum of 500 tons in respect of each of the Claims) by a pilot plant or milling during an initial tune-up period of a plant.

3.

"Expenditures" means, subject to Paragraph 1.2 hereof, all costs, charges, obligations, liabilities and expenses of every nature incurred or chargeable, directly or indirectly, by <@>, <@> Parentco and their respective affiliates, including payments for damages, if any, save and except for damages arising from willful misconduct or gross negligence of any of <@> or <@> Parentco, resulting from or connected with the preparation, equipping and operation of the <@> Properties which are incurred or become chargeable in connection with or for the benefit of the <@> Properties, its development, improvement, maintenance and operation, and the products thereof, except that any capital expenditure shall only be deemed to be an expenditure for any period to the extent that such capital expenditure is depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> for that period. All Expenditures shall be determined in accordance with Canadian generally accepted accounting principles consistently applied or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco. Without limiting the generality of the foregoing, and without intending to enumerate all items of expense, it is understood that Expenditures shall include the following items which are incurred or chargeable in connection with or for the benefit of the <@> Properties and without duplication:

	(a)	all costs of or related to the mining and concentrating of ore or other products and the operation and development of the <@> Properties;

	(b)	all selling and marketing expenses of ore or other products, including without limitation, transportation, agents' commissions and discounts;

(c)

all costs of maintaining any the <@> Properties or the leases relating thereto, as applicable, or any other interest therein in good standing, including payment of the Royalties and any other amounts due thereunder, as applicable, and taxes of any nature whatsoever in connection therewith;

(d)	the costs of purchase or rental of all supplies, equipment, machinery, plant maintenance, plant additions, repairs and replacements and construction;

(e)	the costs of purchase or rental of all equipment, facilities and amenities for the use and welfare of employees employed in connection with the <@> Properties;

(f)	the total annual costs and expenses of insuring the <@> Properties, including the buildings, improvements, equipment and other property on or below the <@> Properties;

(g)

the salaries, fees and wages of all personnel, including supervisory and management personnel who work full time at the <@> Properties employed to carry out the maintenance and operation of the <@> Properties, including contributions and premiums towards usual fringe benefits, hospital and medical attention, unemployment and workers' compensation insurance, accident benefits, and other sums payable on account of death or injury to such employees, including all sums payable as compensation or damages arising in any manner out of the mining and treatment of the products and including any operations or work of any nature at the property, and in and on the plant or equipment on or below each such claim, including legal expenses in connection therewith, pension plan contributions and similar premiums and contributions;

(h)	all costs of consulting, audit, legal and accounting and other services;

(i)

all reasonable and actual costs and fees of<@> or <@> Parentco for providing technical, management and or supervisory services, such amount, excluding costs relating to depreciated or amortized capital expenditures, not to exceed: (i) 3% of the Expenditures during the relevant period under paragraphs (a), (c), (d), (e), (f), (g), (j), (1) and (m) of the definition of Expenditures; and (ii) 10% of the Expenditures during the relevant period under paragraph (k), provided that, notwithstanding the foregoing, the costs and fees pursuant to this clause (ii) shall not exceed 5% of the Expenditures in respect of any contract pursuant to which the cost to <@> or <@> Parentco is in excess of $50,000;

(j)	the costs of cleaning, garbage and waste collection and disposal, and operating and maintaining storage areas, loading and receiving areas and truck docks;

(k)

all exploration and development expenditures, and all other costs, expenses, interest, obligations and liabilities of whatsoever nature or kind, including those of a capital nature to the extent that such capital expenditures are depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco, during the relevant period, incurred or chargeable, directly or indirectly by <@> or <@> Parentco with respect to the exploration and development of the <@> Properties and equipping such claims for production, but excluding reasonable overhead charges;

(1)	the costs for pollution control, reclamation or any other similar costs incurred or to be incurred as a result of any governmental regulations or requirements;

(m)	costs or expenses incurred or to be incurred relating to the termination of the operation and development of the <@> Properties; and

(n)

all Taxes, rates, royalties, assessments, fees and duties, levied or imposed on the <@> Properties or on <@> or <@> Parentco in respect of such interests, and all taxes and other charges payable to any Governmental Entity, department or agency thereof (excluding income and similar taxes), including all government royalties, mining duties and Taxes not based or imposed on profits, payable on or in respect of or measured by the products from such claims.

4.

"Gross Revenue" means, subject to Paragraph 1.2 hereof, the total amount of all sales of ores, minerals, metals or other product extracted or produced from the <@> Properties and all other receipts or receivables whatsoever from all business conducted on or from such claims, whether those sales or other receipts be evidenced by cheque; cash, credit, charge accounts, exchange or otherwise. If any part of the operations on the <@> Properties shall be subcontracted or conducted by any person, firm or corporation other than <@>, then the total amount of all sales and other receipts of that subcontractor or other person, firm or corporation shall be included in Gross Revenue for the purpose of calculating the royalties payable hereunder.

5.

"Net Smelter Returns" means, subject to Paragraph 2.4 hereof, the net proceeds received from the sale of ore, or ore concentrates, metals or other mineral products from the relevant Claim to a smelter or other purchaser, after payment of:

(a)	smelter and refining charges;

(b)	government imposed production and ad valorem taxes (excluding taxes on income);

(c)

ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates. In the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovering costs incurred beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(d)

any and all transportation and insurance costs which may be incurred in connection with the transportation of ore, concentrates or other products, ex- headframe in the case of ores and ex-mill or other treatment facility in the case of concentrates or other products; and

(e)	all umpire charges which <@> may be required to pay.

6.	"Net Profits" means, with respect to any period and in respect of any of the Lease Properties, the Gross Revenue for such period less all Expenditures for such period.

7.

"Prime Rate" means at any particular time, the reference rate of interest, expressed as a rate per annum that the Bank of Montreal, at its main office in Vancouver, British Columbia, establishes as its prime rate of interest in order to determine interest rates that it will charge for demand loans in Canadian dollars to its most credit worthy customers.

SCHEDULE "G"

FORM OF SUBSCRIPTION AGREEMENT

Schedule "G" to the SPD Share Purchase Agreement

THIS OFFERING IS BEING MADE ONLY IN JURISDICTIONS WHERE THE SHARES MAY BE LAWFULLY OFFERED FOR SALE. NO OFFER IS MADE NOR WILL SUBSCRIPTIONS BE ACCEPTED FROM RESIDENTS OF ANY JURISDICTION WHERE THE OFFER AND SALE OF THE SHARES WILL CONTRAVENE APPLICABLE SECURITIES LAWS. THIS OFFERING IS NOT BEING MADE TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S).

PRIVATE PLACEMENT

SUBSCRIPTION AGREEMENT OF COMMON SHARES

CAN $0. PER COMMON SHARE

,2014

INSTRUCTIONS TO PURCHASER

I .	Page 1- Complete all the information in the boxes on page 1 and sign where indicated.
2.

Schedule "A" or "B" - Complete either the Corporate Placee Registration Form attached hereto as Schedule "A" or the Confirmation of Previously Filed Corporate Placee Registration Form attached hereto as Schedule "B".

3.	Schedule "C" – If you are an "accredited investor", then complete the "Accredited Investor Questionnaire" attached hereto as Schedule "B".
4.	Pages 6 & 7 – If you are not an "accredited investor" and are resident in Canada, then ensure that you have completed either of sections 8(e)(iii) or (iv) on pages 6 or 7 of this Subscription.
5.	Payment - Send a bank draft, certified cheque along with your completed forms to the address below. If you wish to pay by wire transfer, refer to Schedule "D".

The completed forms and any cheques should be delivered to:

Attention: Nancy La Couvee, Corporate Secretary
SILVER PREDATOR CORP.
#800 - 1199 West Hastings Street
Vancouver, British Columbia, Canada V6E 3T5
Fax: (604) 608-9345
Email: nlacouvee@silverpredator.com

Should you have any questions regarding the completion of this Subscription and the attached Schedules please contact Nancy La Couvee at (778) 968-6941.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT - COMMON SHARES

Purchaser Information

Number of Shares Subscribed
Signature of Purchaser
(or authorized signatory if a company)

RESOURCE HOLDINGS LTD.
Name of Purchaser - please print	Aggregate Subscription Payment - CAN $0. per
Share: CDN$-<8> (USSl,800,000)

If a company, capacity or title of signatory - please
Number of securities of the Company currently held or controlled by the Purchaser (excluding those subscribed for hereunder):

print Purchaser's Residential or Head Office Address
_______________________________________ Shares
_______________________________________ Warrants
Telephone Number	_______________________________________ Options

Email Address
The Purchaser isan insider of the Company [ ]
The Purchaser is not an insider of the Company [ ]
The Purchaser is a member of the pro group [ ]
The Purchaser is not a member of the pro group [ ]

Register the Shares as follows:	Deliver the Shares as follows:

Name	Name

Account reference, if applicable	Account reference, if applicable

Address	Contact Name

Address	Address

Address	Telephone I Email

ACCEPTANCE: The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated at Vancouver, British Columbia, this _______________ day of ________________________________________ 2013.

SILVER PREDATOR CORP.

Per:                     (Authorized Signatory)

TO:        SILVER PREDATOR CORP.

1.                     Subscription. The undersigned (the "Purchaser") hereby tenders to SILVER PREDATOR CORP. (the "Company" or the "Issuer") this subscription offer which, upon acceptance by the Company, will constitute an agreement (the "Subscription Agreement") of the Purchaser with the Company to purchase from the Company the number of Shares (as defined below) set out on page 1 hereof at the price (the "Purchase Price") of CAN$0. per Share, on the terms and subject to the conditions set forth in this Subscription Agreement.

By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants, agreements, terms and conditions set forth hereunder.

2.                     Definitions. In this Subscription Agreement, unless the context otherwise requires:

(a)

"Accredited Investor Status Certificate" means the accredited investor status certificate required to be completed by a Purchaser who is a resident of Canada, in the form of Schedule "C" attached hereto;

(b)	"affiliate", "distribution" and "insider" have the respective meanings ascribed to them in the Securities Act (British Columbia);

(c)	"Closing" means the completion of the issue and sale by the Company and the purchase by the Purchaser of the Shares pursuant to this Subscription Agreement;

(d)	"Closing Date" means April 15, 2014 or such earlier date mutually agreed by the Company and the Purchaser;

(e)	"Closing Time" means a.m. (Pacific time) on the Closing Date or such other time as the Company and the Purchaser may determine;

(f)	"Common Share" means common shares without par value in the capital of the Company;

(g)	"Designated Provinces" means Ontario, British Columbia and Alberta;

(h)	"material" means material in relation to the Company;

(i)

"material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Shares and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

(j)	"Offering" means the offering of Common Shares for an aggregate subscription price of US$1,800,000 to the Purchaser;

(k)

"Public Record" means all information and materials filed by the Company with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January 1, 2012 to the date hereof;

(l)	"Purchaser" means Resource Holdings Ltd.;

(m)	"Regulation S" means Regulation S under the U.S. Securities Act;

(n)	"Securities Commissions" means, collectively, the securities commission or other securities regulatory authority in each of the Designated Provinces;

(o)

"Securities Laws" means, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(p)	"SEDAR" means the System for Electronic Document Analysis and Retrieval;

(q)	"Shares" means common shares of the Company offed for sale to the Purchaser pursuant to this Offering;

(r)	"Stock Exchange" means the [TSX Venture Exchange;]

(s)	"U.S. Person" means a U.S. Person as that term is defined in Regulation S under the U.S. Securities Act; and

(t)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended and rules and regulations thereunder.

3.                     Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Company at the address set out on the face page hereof, at such time as the Company may advise:

(a)	a completed and duly signed copy of this Subscription Agreement;

(b)

if the Purchaser is not an individual and will hold more than 5% of the Issuer's issued and outstanding common shares upon completion of the Offering, a fully executed corporate placee registration form in the form set out in Schedule "A" unless the Purchaser has filed such a form with the Stock Exchange within the last year and it is still current, in which case the Purchaser will deliver confirmation of such filing in the form set out in Schedule "B".

(c)	if the Purchaser is purchasing as an "accredited investor", a completed and duly signed copy of the Accredited Investor Status Certificate;

(d)	any other documents required by applicable securities laws which the Company requests; and

(e)

a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Company may advise) in same day freely transferable Canadian funds at par in Vancouver, British Columbia to "SILVER PREDATOR CORP." representing the aggregate purchase price payable by the Purchaser for the Shares, or such other method of payment against delivery of the Shares as the Company may accept.

                        The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser acknowledges and agrees that this offer, the Purchase Price and any other documents delivered in connection herewith will be held by the Company until such time as the Company accepts or rejects this offer.

4.                     Closing. The transactions contemplated hereby will be completed at the Closing at the offices of the Company at Suite 800, 1199 West Hastings Street, Vancouver, British Columbia . At the Closing, the Company will issue the Shares subscribed and paid for hereunder and deliver them such Shares to the Purchaser at the address set forth on the cover page hereof.

5.                     General Representations, Warranties and Covenants of the Company. By accepting this offer, the Company represents and warrants to the Purchaser as follows:

(a)

the Company and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)

the Company has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement and this Subscription Agreement is a legal, valid and binding obligation of the Company;

(c)	no Offering Memorandum has been or will be provided to the Purchaser;

(d)

the Company has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Shares, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D of the U.S. Securities Act;

(e)

on the Closing Date, the Company will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(f)

the Company and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Company or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(g)

the financial statements comprised in the Public Record accurately reflect the financial position of the Company as at the date thereof, and no adverse material changes in the financial position of the Company have taken place since the date of the Company's last financial statements except as filed in the Public Record;

(h)

neither the Company nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Company's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(i)

except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Company or any other security convertible or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued or outstanding Shares of the Company;

(j)

the entering into and performance by the Company will not, on the Closing Date, constitute a default under any term or provision of the constating documents or resolutions of the Company, or any judgment, decree, order, statute, rule or regulation, or any agreement or instrument applicable to the Company which in any way materially adversely affects the Company or the condition (financial or otherwise) of the Company or which would have any material effect upon the ability of the Company to perform its obligations arising under this Subscription Agreement;

(k)

the Shares will, at the time of Closing, be duly allotted, validly issued, fully paid and non- assessable and will be free of all liens, charges and encumbrances and the Company will reserve sufficient shares in the treasury of the Company to enable it to issue the Shares;

(l)	the outstanding Shares are now, and will be on the Closing Date, listed on the Stock Exchange;

(m)

on the Closing Date, no order ceasing or suspending trading in the securities of the Company nor prohibiting the sale of such securities will have been issued to the Company or its directors, officers or promoters and, to the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

(n)	prior to the Closing Date, the Company will have obtained all required approvals from the Stock Exchange in order to permit the completion of the transactions contemplated hereby;

(o)

the Company will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the Stock Exchange required to be satisfied prior to the Exchange's acceptance of the Company's notice of the Offering;

(p)	the Company will use its best efforts to obtain all necessary approvals for this Offering;

(q)

as at , 2014, the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta and Ontario and the Company will use its commercially reasonable best efforts to maintain its status; and

(r)	the Company has full corporate authority to issue the Shares at the Closing Time.

6.                     Acceptance or Rejection. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Shares to the Purchaser being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company's execution of the acceptance form on the face page of this Subscription Agreement and the delivery at the Closing of the certificates representing the Shares to or upon the direction of the Purchasers in accordance with the provisions hereof.

If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Company will be promptly returned to the Purchaser without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund for that portion of the subscription for the Shares which is not accepted will be promptly delivered to the Purchaser without interest or deduction.

7.                     Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Company, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)

Authorization and Effectiveness. If the Purchaser is a corporation, or other unincorporated entity, the Purchaser is a valid and existing entity, has the necessary capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. In either case, whether the Purchaser is a corporation, individual, or an unincorporated entity, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser's constating documents, or equivalent, or any agreement to which the Purchaser is a party or by which it is bound;

(b)

Residence. The Purchaser is a resident of the jurisdiction referred to under "Name and Address of Purchaser" set out on the face page hereof and: (i) is not a U.S. Person or a resident of the United States nor is it purchasing the Shares for the account or benefit of a U.S. Person or a resident of the United States; (ii) was not offered the Shares in the United States; and (iii) did not execute or deliver this Subscription Agreement in the United States;

(c)

Purchasing as Principal. Except to the extent contemplated herein, the Purchaser is purchasing the Shares as principal (as defined in applicable Securities Laws), for its own account and not for the benefit of any other person;

(d)

Purchasing as Agent or Trustee. In the case of the purchase by the Purchaser of the Shares as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Shares for whom the Purchaser is acting, is purchasing its Shares as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and the beneficial purchaser is properly described in subparagraph (e)(i), (ii), (iii) or (iv) below, and the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby;

(e)

Purchaser Has Benefit of Statutory Exemptions. Unless it satisfies the requirements under subparagraph 8(d), the Purchaser is (or is deemed to be) purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set under "Name and Address of Purchaser'' on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)

it is resident in or otherwise subject to applicable securities laws of Canada and it is an "accredited investor", as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators adopted under the securities legislation of the Canadian jurisdictions ("NI 45-106"), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106, and it has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule "C" to this Subscription Agreement and has initialled or placed a check mark in Appendix "A" to Schedule "C" thereto indicating that the Purchaser satisfies one of the categories of "accredited investor" set forth in such definition; or

(ii)

it is resident in or otherwise subject to applicable securities laws of Canada and it has an aggregate acquisition cost for the Shares of not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or

(iii)	it is resident in or otherwise subject to applicable securities laws of Canada (other than Ontario) and it is (if applicable, please initial):

(A)

a "director", "executive officer" or "control person" (as such terms are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement) of the Company, or of an affiliate of the Company; or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement), parent, grandparent, brother, sister, child or grandchild of any person referred to in subparagraph (A) above; or

(C)	a parent, grandparent, brother, sister, child or grandchild of the spouse of any person referred to in subparagraph (A) above; or

(D)	a close personal friend of any person referred to in subparagraph (A) above and, if requested by the Company, will provide a signed statement describing the relationship with any of such persons; or

(E)

a close business associate of any person referred to in subparagraph (A) above and, if requested by the Company, will provide a signed statement describing the relationship with any of such persons; or

(F)

a "founder" of the Company (as such term is defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement), or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Company and, if requested by the Company, will provide a signed statement describing the relationship with such founder of the Company; or

(G)	a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Company; or

(H)	a person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or

(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in subparagraphs (A) through (G) above; or

(Note: for the purposes of subparagraph (D) and (F) above, a person is not a "close personal friend" solely because the individual is a relative or a member of the same organization, association or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close personal friend as a result of being a close personal friend of a close personal friend of one of the listed individuals above, rather the relationship must be direct. A close personal friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. Further, for the purposes of subparagraph (E) and (F) above, a person is not a "close business associate" solely because the individual is a client, customer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above, rather the relationship must be direct. A close business associate is an individual who has had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness.); or

(iv)	it is resident in or otherwise subject to applicable securities laws of Ontario and it is (if applicable, please initial):

(A)	a "founder" of the Company, or an "affiliate" of a "founder'' of the Company (as such terms are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement); or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement), parent, brother, sister, grandparent, grandchild or child of an executive officer, director or "founder" of the Company; or

(C)	a person that is a "control person" of the Company; or

(v)

it is resident in or otherwise subject to applicable securities laws of Canada and it is an employee, executive officer, director or consultant (as such terms (other than employee) are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement) of the Company and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement or continued engagement to provide services to, as applicable, the Company;

(t)

Company or Unincorporated Organization. If the Purchaser, or any beneficial purchaser referred to in subparagraph (d) above, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus under applicable law;

(g)

Absence of Offering Memorandum . The offering and sale of the Shares to the Purchaser were not made as a result of any advertising in the printed media of general and regular paid circulation, radio or television or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet, copies of news releases issued by the Company and other publicly available documents, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document;

(h)

No Undisclosed Information. The Shares are not being purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Shares has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company or any other person other than as set out in this Subscription Agreement and the decision is otherwise based entirely upon currently available public information concerning the Company;

(i)

Investment Suitability. The Purchaser has obtained, to the extent it or he deems necessary, its own professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of the investment in the Shares in light of its financial condition and investment needs; and the Purchaser, and any beneficial purchaser referred to in subparagraph (d) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Shares and is able to bear the economic risk of loss of such investment;

(j)	Source of Subscription Funds.

(i)

none of the subscription funds used for the purchase of the Shares (the "Subscription Funds") (A) will represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (B) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and

(ii)

the Purchaser shall promptly notify the Company if the Purchaser discovers that any of the representations in paragraph (i) above ceases to be true, and to provide the Company with appropriate information in connection therewith; and

(k)	Absence of Certain Representations . No person has made to the Purchaser any written or oral representation:

	(i)	that any person will resell or repurchase any of the Shares;

	(ii)	that any person will refund the purchase price of any of the Shares; or

	(iii)	as to the future price or value of the Shares.

(1)	International Purchaser. If the Purchaser is resident outside of Canada and the United States, the Purchaser:

(i)

is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Purchaser is resident (the "International Jurisdiction") which would apply to the acquisition of the Shares, if any;

(ii)

is purchasing the Shares pursuant to exemptions from the prospectus and registration or equivalent requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Shares under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

(iii)

confirms that the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Shares; and

(iv)	confirms that the purchase of the Shares by the Purchaser does not trigger:

(A)

an obligation to prepare and file a registration statement, offering memorandum, prospectus, offering circular or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(B)	continuous disclosure reporting obligations of the Issuer in the International Jurisdiction; and

(v)	the Purchaser will, if requested by the Issuer, comply with such other requirements as the Issuer may reasonably require.

                       The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Shares on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of the Closing and that they shall survive the purchase by the Purchaser of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Shares. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

8.                     Finder's Fee to Certain Investment Institutions. [Intentionally Deleted .]

9.                     Purchaser's Expenses. The Purchaser acknowledges and agrees that except as otherwise provided herein, all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Shares shall be borne by the Purchaser.

10.                   Resale Restrictions. The Purchaser understands and acknowledges that the Shares will be subject to certain resale restrictions under applicable Securities Laws and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions.

                         For purposes of complying with applicable Securities Laws and National Instrument 45-102 Resale of Securities, as well as Stock Exchange policies, the Purchaser understands and acknowledges that when issued all the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear the following legends:

["WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL , 2014.")

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, <l9>THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE , 2014."

(with the "< >"completed to reflect a date that is four months plus one day following the Closing Date.)

14.                   Legal and Tax Advice. The Purchaser acknowledges and agrees that it is solely responsible for obtaining its own legal and tax advice as it considers appropriate in connection with the execution, delivery and performance by it on his Subscription Agreement and the completion of the transactions contemplated hereby.

15.                   No Statutory Right of Rescission or Damages; Additional Acknowledgements. The Purchaser acknowledges and agrees that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(b)	there is no government or other insurance covering the Shares;

(c)	there are risks associated with the purchase of the Shares;

(d)

there are restrictions on the purchaser's ability to resell the securities and it is the responsibility of the purchaser to find out what those restrictions are and to comply with them before selling the securities;

(e)

the issuer has advised the purchaser that the issuer is relying on an exemption from the requirements to provide the purchaser with a prospectus and to sell securities through a person registered to sell securities under the Securities Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to the purchaser

(f)

as a consequence of acquiring the Shares pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(g)

except for this Subscription Agreement as otherwise set forth herein, it has relied solely upon publicly available information relating to the Company and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Company except as expressly set forth herein and such publicly available information having been delivered to the Purchaser;

(h)

the Purchaser, or, where the Purchaser is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(i)	the Company may be required to provide to the applicable securities regulatory authorities and to the Stock Exchange a list setting forth the identities of the beneficial purchasers of the Shares;

(j)

notwithstanding that the Purchaser may be purchasing Shares as an agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing;

(k)

none of the Shares have been or will be registered under the U.S. Securities Act or the securities laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Regulation S), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person and any partnership or company organized or incorporated under the laws of the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares;

(l)	the Purchaser acknowledges and agrees that:

(i)	the offer to purchase the Shares was not made to the Purchaser in the United States;

(ii)	this Agreement was delivered to, executed and delivered by the Purchaser outside the United States;

(iii)	the Purchaser is not, and will not be purchasing the Shares for the account or benefit of, any U.S. Person or person in the United States;

(iv)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(v)

the Purchaser and any person for whose account it is acquiring the Shares, if applicable, has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the 1933 Act;

(vi)

if the Purchaser is a corporation, partnership or other legal entity incorporated or organized in the United States, the Purchaser's affairs are controlled and directed from outside of the United States, its purchase of the Securities was not solicited in the United States, no part of the transaction which is the subject of this Subscription Agreement occurred in the United States, and the Issuer has informed the Purchaser that no market for the Securities currently exists in the United States; and

(vii)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provision of any laws applicable to or constating documents of, the Purchasers or of any agreement, written or oral, to which the Purchaser may be a part or by which he or she is or may be bound; and

(m)	if the Stock Exchange imposes escrow or other resale restrictions on the Shares then the Purchaser agrees to be bound by such restrictions.

16.                   No Revocation. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

17.                   Indemnity. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein.

18.                   Collection of and Use of Personal Information.

(a)

The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the fact the Issuer is collecting the Purchaser's (and any beneficial purchaser's) personal information for the purpose of completing the Purchaser' subscription. The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the Issuer retaining the personal information for as long as permitted or required by applicable law or business practices. The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) further acknowledges and consents to the fact the Issuer may be required by applicable securities laws, stock exchange rules, and Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Purchaser respecting itself (and any beneficial purchaser) . The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

(b)

The Purchaser and disclosed principal, if applicable, hereby acknowledges and consents to: (i) the disclosure by the Purchaser and the Issuer of Personal Information (defined below) concerning the Purchaser to any Securities Commission, or to the Stock Exchange and its affiliates, authorized agent, subsidiaries and divisions, if applicable; and (ii) the collection, use and disclosure of Personal Information by the Stock Exchange for the following purposes (or as otherwise identified by the Stock Exchange, from time to time):

(i)	to conduct background checks;

(ii)	to verify the Personal Information that has been provided about the Purchaser;

(iii)	to consider the suitability of the Purchaser as a holder of securities of the Issuer;

(iv)	to consider the eligibility of the Issuer to list and continue to be listed on the Stock Exchange;

(v)

to provide disclosure to market participants as the security holdings of the Issuer's shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and information respecting penalties , sanctions or personal bankruptcies, and possible conflicts of interest with the Issuer;

(vi)	to detect and prevent fraud;

(vii)	to conduct enforcement proceedings; and

(viii)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Stock Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

(c)

The Purchaser also acknowledges that: (i) the Stock Exchange also collects additional Personal Information from other sources, including securities regulatory authorities in Canada or elsewhere, investigative law enforcement or self-regulatory organizations, and regulations service providers to ensure that the purposes set forth above can be accomplished; (ii) the Personal Information the Stock Exchange collects may also be disclosed to the agencies and organizations referred to above or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; (iii) the Personal Information may be disclosed on the Stock Exchange's website or through printed materials published by or pursuant to the direction of the Stock Exchange; and (iv) the Stock Exchange may from time to time use third parties to process information and provide other administrative services, and may share the information with such providers.

(d)

If the Purchaser is resident in Ontario, the public official who can answer questions about the Ontario Securities Commission's indirect collection of Personal Information is the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone 416-593-8086.

(e)

Herein, "Personal Information" means any information about the Purchaser required to be disclosed to a Securities Commission or the Exchange, whether pursuant to a Securities Commission or Stock Exchange form or a request made by a Securities Commission or the Stock Exchange including the Corporate Placee Registration Form attached hereto.

19.                   Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

20.                   Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

21.                   Miscellaneous. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing.

22.                   Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

23.                   Counterpart and Facsimile Subscriptions. This Subscription Agreement may be signed in counterparts, including counterparts by means of facsimile or scanned PDF via email transmission, each of which will be deemed an original, but all of which, taken together, and delivered will constitute one and the same Agreement. This Subscription Agreement will not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

24.                   Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

25.                   Time of Essence. Time shall be of the essence of this Subscription Agreement.

26.                   Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

END OF TERMS

SCHEDULE "A"

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates . If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

I.	Placee Information:

(a)	Name:_______________________________________________________________________________________

(b)	Complete Address : ______________________________________

(c)	Jurisdiction of Incorporation or Creation : __________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? ________________

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? ________________

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in _________________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

(a)	"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

(a) Dated and certified (if applicable), acknowledged and agreed, at ___________________________________________on __________________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE B

CONFIRMATION OF PREVIOUSLY FILED CORPORATE PLACEE REGISTRATION FORM

TO:                         SILVER PREDATOR CORP.

            In connection with the proposed subscription for common shares of Silver Predator Corp., the undersigned hereby confirms that the undersigned has previously filed a Form 4C - Corporate Placee Registration Form with the TSX Venture Exchange and that the information in such Corporate Placee Registration Form is accurate and up-to- date as of the date hereof.

Dated _________________________________________________, 2014.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

B-1

SCHEDULE"C"

ACCREDITED INVESTOR STATUS CERTIFICATE

TO:                         SILVER PREDATOR CORP. (the "Company")

                In connection with the purchase of Shares of the Company (the "Shares") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Schedule "C"), the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

I.             The Subscriber is purchasing or is deemed to be purchasing the Shares as principal for its own account or complies with the provisions of paragraph 8(d) of the Subscription Agreement;

2.             The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" ("NI 45-106") by virtue of satisfying the indicated criterion as set out in this Schedule "C";

3.             The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106; and

4.             Upon execution of this Schedule "C" by the Subscriber, this Schedule "C" shall be incorporated into and form a part of the Subscription Agreement.

Dated: ______________________________, 2014

Print name of Subscriber

By: _______________________________________________
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
APPENDIX "A" ON THE NEXT PAGES

APPENDIX "A"

TO SCHEDULE "C"

NOTE:
THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BEWW.

Accredited Investor - (defined in National Instrument 45-106) means:

________	(a)	a Canadian financial institution, or a Schedule IIIbank; or

________	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

________	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

________	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

________	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

________	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

________	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec; or

________	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

________	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

________	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

________	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

________	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

________	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

________	(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 or 2.19 of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

________	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

________	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

________	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund; or

________	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

________	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

________	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

________	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

________	(i)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor.

For the purposes hereof:

(a)	"affiliate" means an issuer connected with another issuer because

	(i)	one of them is the subsidiary of the other; or

	(ii)	each of them is controlled by the same person.

(b)	"Canadian financial institution" means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	"consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

	(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

	(ii)	provides the services under a written contract with the issuer or a related entity of the issuer, and

	(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes

	(iv)	for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and

(v)

for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

(d)

"control person" means any person that owns or directly or indirectly exercises control or direction over securities of an issuer carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the issuer, unless that first person holds the voting securities only to secure an obligation;

(e)	"director" means

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(f)	"eligibility adviser" means

	(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(g)	"executive officer" means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

	(iii)	performing a policy-making function in respect of the issuer;

(h)	"financial assets" means

	(i)	cash,

	(ii)	securities, or

	(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(i)	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(j)	"founder" means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(k)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(I)	"investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(m)	"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

(n)	"local jurisdiction" means the jurisdiction in which the Canadian securities regulatory authority is situate;

(o)	"non-redeemable investment fund" has the same meaning as in National Instrument 21-10 I Marketplace Operation;

(p)	"person" includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(q)	"regulator" means, for the local jurisdiction, the Executive Director or Director or la Commission des valeurs mobilieres du Quebec as defined under securities legislation of the local jurisdiction;

(r)	"related liabilities" means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(s)	"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(t)	"spouse" means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(u)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

SCHEDULE "D"

PAYMENT INSTRUCTIONS

Deliver a certified cheque or bank draft before the Closing Date in same day freely transferable Canadian funds at par in Vancouver, British Columbia to:

SILVER PREDATOR CORP.
800-1199West Hastings Street
Vancouver, British Columbia, Canada V6E 3T5
Attention: Nancy La Couvee, Corporate Secretary
Tel: 778-968-6941

or

Send funds by wire transfer according to instructions on Page C-2 (following this page).

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